EXHIBIT 99.1

First Advantage Bancorp Reports Second Quarter 2008 Results

CLARKSVILLE, Tenn., Aug. 8, 2008 (PRIME NEWSWIRE) -- First Advantage Bancorp (the "Company") (Nasdaq:FABK), the holding company for First Federal Savings Bank (the "Bank"), today announced its results of operations for the three and six months ended June 30, 2008. The Company's net income for the three months ended June 30, 2008 was $549,000 compared to $40,000 for the same period in 2007. For the six months ended June 30, 2008, net income was $1.1 million compared to a net loss of $26,000 for the six months ended June 30, 2007. Basic and diluted earnings per share for the three months ended June 30, 2008 amounted to $0.11. Basic earnings per share for the six months ended June 30, 2008 amounted to $0.24, while diluted earnings per share amounted to $0.23. The results reported for the second quarter and year-to-date of 2007 are the results of the Bank only, which completed its conversion from the mutual to the stock form of organization on November 29, 2007. Due to the completion of the Bank's conversion and the Company's related initial public stock offering on November 29, 2007, per share data is not available for the three- and six-month periods ended June 30, 2007.

Earl O. Bradley, III, Chief Executive Officer of the Company and the Bank, stated, "While the economic environment remains turbulent and challenging, I am proud of the progress the Bank has made in terms of operating results this year. Our improvement in net income can be largely traced to our improvement in net interest margin as we have taken steps to effectively deploy the capital raised in our November 2007 stock offering. Our employees' continuing focus on remarkable customer service is evident, as our loan growth remains strong and we have begun to experience success in stabilizing our core deposit base."

Balance Sheet Review - Annualized

Total assets increased $77.3 million to $330.7 million reflecting annualized growth of 61.3% during the six months ended June 30, 2008 compared to December 31, 2007. Total loans increased $37.7 million to $155.1 million as of June 30, 2008 reflecting annualized growth of 32.1% during the first six months of 2008. Total deposits decreased $4.1 million to $165.7 million as of June 30, 2008, resulting in an annualized declining rate of 4.9% during the period ended June 30, 2008 compared to December 31, 2007. Total equity decreased $696,000 to $78.8 million, reflecting an annualized reduction of 1.8% during the six months ended June 30, 2008.

The Bank does not have, nor has it had, any sub-prime loans or other high-interest rate loans to consumers with impaired or non-existent credit histories in its loan portfolios.

Asset Quality

The allowance for loan losses at June 30, 2008 was $1.9 million, or 1.20% of total loans, compared to $1.5 million, or 1.30% of total loans at December 31, 2007. Nonperforming loans at June 30, 2008 were $792,000, or 0.51% of total loans, compared to $836,000, or 0.71% of total loans at December 31, 2007.

The provision for loan losses increased to $80,000 for the three months ended June 30, 2008 compared to $21,000 for the same period in 2007. For the six months ended June 30, 2008, the provision for loan losses increased to $357,000 compared to $32,000 for the six months ended June 30, 2007.

Leverage Transaction

The Company entered into a balance sheet leverage transaction which was completed in the second quarter 2008. In the transaction, the Bank borrowed approximately $35.0 million in multiple rate repurchase agreements with an initial weighted average cost of 3.67%. The borrowings mature in time periods ranging from four to ten years with a weighted average maturity of 6.9 years, and certain borrowings have a call option beginning with periods ranging from two to three years after origination and are continuously callable after the initial call date. The Bank used the proceeds from the borrowing to purchase a similar amount of US Agency pass through Mortgage Backed Securities (the "Securities"). The Securities had an initial weighted average yield of 5.25% and a stated weighted average remaining maturity of 27 years. The estimated weighted average life of the Securities is 6.21 years. The leverage transaction added approximately $92,000 to net interest income during the second quarter of 2008.

Investments

In addition to the leverage transaction mentioned above, our investment securities portfolio consists primarily of U.S. government and callable federal agency bonds and U.S. government agency mortgage-backed securities, with a relatively smaller investment in obligations of state and political subdivisions and other securities including agency preferred stock and pooled trust preferred debt issues. Total securities increased by $40.3 million, or 35.7%, to $153.1 million at June 30, 2008 compared to $112.8 million as of December 31, 2007. At June 30, 2008, the Company owned investment grade perpetual callable preferred securities issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") and Federal National Mortgage Association ("Fannie Mae") with a total book value of $13.5 million and unrealized losses totaling $500,000. The continued turbulence in the residential and sub-prime markets and the recent controversy concerning the government sponsored entities (GSE's, i.e., Freddie Mac and Fannie Mae) has caused these investments to further decline in value and this stock continues to experience high price volatility. The government's recent action to shore up the finances of the GSE's has not yet resulted in a recovery in the preferred stock values. As of the end of July 2008, the difference between book and estimated market value for these investments was approximately $4.9 million, pre-tax. Management is closely monitoring these investments and, while they believe the recent declines in market value are temporary, they cannot guarantee that there will not be a need to record an impairment charge if there are negative changes in the market place or deterioration in the credit quality of the GSE's and the market values of the securities do not recover in the future.

At June 30, 2008, the Company's investment portfolio included trust preferred securities (PRETSL's) with a total book value of $4.9 million and unrealized losses totaling $1.5 million. Credit performance of the Company's bank trust preferred securities portfolio remained satisfactory at June 30, 2008. However, as of the end of July 2008, the estimated market value of these securities had declined approximately an additional $300,000, pre-tax. Given the uncertainties of the market, management will continue to analyze these securities and, while they believe the recent declines in market value are temporary, they cannot guarantee that there will not be a need to record an impairment charge if there are negative changes in the market place or deterioration in the credit quality resulting in default of the underlying entities that are represented in the pooled securities and the market values of the securities do not recover in the future.

"Although I am disappointed with the market values of our investments in Freddie Mac and Fannie Mae securities as well as the reduced market values on our investments in PRETSL's, I am extremely pleased with our core loan growth and our strong capital position, which is reflected in the Bank's total risk-based capital ratio of 27.81%," Mr. Bradley stated. "The fundamentals of our Company continue to be sound."

Results of Operations

Net interest income for the three months ended June 30, 2008 was $2.8 million, up 54.0% from the second quarter of 2007. The net interest margin for the three months ended June 30, 2008 was 3.69%, up 15 basis points from the second quarter of 2007. Net interest income for the first six months of 2008 was $5.2 million, up 49.5% from the first six months of 2007. The net interest margin for the six months ended June 30, 2008 was 3.72%, up 28 basis points from the six months of 2007.

Non-interest income for the quarter ended June 30, 2008 was $553,000 compared to $477,000 for the quarter ended June 30, 2007. Non-interest income for the six months ended June 30, 2008 was $1.4 million compared to $1.1 million for the same period of 2007.

Non-interest expense increased $276,000 to $2.5 million for the three months ended June 30, 2008 from $2.2 million for the comparable period in 2007. Non-interest expense increased $434,000 to $5.1 million for the six months ended June 30, 2008 from $4.6 million for the comparable period in 2007.

It is likely that non-interest expenses will increase over the next several months, primarily due to two factors. First, management plans to increase marketing expenses in the second half of the year in support of key strategic initiatives. Second, expenses will increase if the Compensation Committee of the Board of Directors takes action to allocate stock awards and stock options under the Company's 2008 Equity Incentive Plan, approved by the Company's stockholders at the annual meeting of stockholders on June 11, 2008. The amount of each of these expenditures is unknown at this time due to the number of variables that could influence the final costs. It is likely that our net income will decrease as a result of these higher non-interest expenses.

For further discussion of these results, please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the Securities and Exchange Commission on August 8, 2008.

About First Advantage Bancorp

Founded in 1953, First Federal Savings Bank, a wholly-owned subsidiary of First Advantage Bancorp, is a federally chartered savings bank headquartered in Clarksville, Tennessee. The Bank operates as a community-oriented financial institution, with four full-service offices and one limited service office in Montgomery County, Tennessee, which is approximately 40 miles northwest of Nashville near the Kentucky border. First Federal Savings Bank offers a full range of retail and commercial financial services. The Bank's website address is www.firstfederalsb.com. First Advantage Bancorp stock trades on the Nasdaq Global Market under the symbol "FABK."

Forward-Looking Statements

Certain statements contained herein are forward-looking statements that are based on assumptions and may describe future plans, strategies, and expectations of First Advantage Bancorp. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiary include, but are not limited to, changes in interest rates, national and regional economic conditions, legislative and regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in First Federal Savings Bank's market area, changes in real estate market values in First Federal Savings Bank's market area, changes in relevant accounting principles and guidelines and the inability of third party service providers to perform. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Except as required by applicable law or regulation, the Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

                        FIRST ADVANTAGE BANCORP
                        SELECTED FINANCIAL DATA
                   (Unaudited-Dollars in thousands)

                      Three Months Ended   Six Months Ended   Year-End
                           June 30             June 30         Dec.31,
                     ------------------- ------------------- ---------
 SELECTED FINANCIAL     2008      2007      2008      2007      2007
  CONDITION DATA:

  END OF PERIOD
   BALANCES
   Assets                                $ 330,673 $ 219,728 $ 253,403
   Available-for-sale
    Securities, at
    fair value                             153,149    93,550   112,817
   Loans                                   155,134   102,497   117,469
   Allowance for
    Loan Losses                              1,860     2,008     1,510
   Deposits                                165,715   184,074   169,854
   FHLB Advances and
    Other Borrowings                        83,387        --       891
   Common
    Shareholders'
    Equity                                  78,809    32,236    79,505

  AVERAGE BALANCES
   Assets            $ 314,898 $ 215,836 $ 292,988 $ 214,392 $ 220,501
   Earning Assets      302,875   204,609   280,431   203,220   209,895
   Investment
    securities         148,704    93,361   135,526    91,556    94,586
   Other investments     7,757    10,302     8,853    10,870    10,474
   Loans, net of
    allowance          146,414   100,946   136,052   100,794   104,835
   Deposits            163,029   179,403   164,395   178,226   180,680
   FHLB Advances and
    Other Borrowings    69,323       218    45,738       201       736
   Common Shareholders'
    Equity              80,187    32,872    80,026    32,449    36,753

  SELECTED OPERATING
   RESULTS:
   Interest and
    Dividend Income  $   4,381 $   3,302 $   8,221 $   6,403 $  13,253
   Interest Expense      1,599     1,495     3,036     2,934     6,016
                     --------- --------- --------- --------- ---------
   Net Interest
    Income               2,782     1,807     5,185     3,469     7,237
   Provision for Loan
    Losses                  80        21       357        32      (364)
                     --------- --------- --------- --------- ---------
   Net Interest
    Income After
    Provision for
    Loan Losses          2,702     1,786     4,828     3,437     7,601
   Noninterest Income      553       477     1,390     1,085     1,987
   Noninterest
    Expense              2,513     2,237     5,065     4,631    10,060
                     --------- --------- --------- --------- ---------
   Income (Loss)
    Before Income Tax
    Expense (Benefit)      742        26     1,153      (109)     (472)
   Income Tax Expense
    (Benefit)              193       (14)       15       (83)     (217)
                     --------- --------- --------- --------- ---------
    Net Income
    (Loss)           $     549 $      40 $   1,138 $     (26)$    (255)
                     ========= ========= ========= ========= =========
   Basic earnings per
    share            $    0.11       N/A      0.24       N/A       N/A
   Diluted earnings
    per share             0.11       N/A      0.23       N/A       N/A
   Book Value Per
    Common Share -
    Basic                16.51       N/A     16.53       N/A       N/A
   Book Value Per
    Common Share -
    Diluted              16.18       N/A     16.19       N/A       N/A
   Average shares
    outstanding      4,774,267       N/A 4,768,323       N/A       N/A
   Average diluted
    shares
    outstanding      4,871,511       N/A 4,868,908       N/A       N/A

  SELECTED ASSET
    QUALITY
   Net Charge-offs   $       7 $      10 $       7 $      49 $     151
   Classified Assets                         2,099     4,225     1,962
   Nonperforming
    Assets                                     795     1,767       836
   Total
    nonperforming
    loans to total
    loans                                     0.52%     1.72      0.71%
   Total
    nonperforming
    loans to total
    assets                                    0.24%     0.80      0.33
   Total
    nonperforming
    assets to total
    assets                                    0.24%     0.80      0.33

  SELECTED RATIOS
   (quarterly and
   year-to-date rates
   annualized)
   Return on Average
    Assets                0.70%     0.07%     0.78%    (0.02)%   (0.12)%
   Return on Average
    Common
    Shareholders'
    Equity                2.75      0.49      2.86     (0.16)    (0.69)
   Average Common
    Shareholders'
    Equity to Average
    Assets               25.46     15.23     27.31     15.14     16.67
   Net Interest
    Margin                3.69      3.54      3.72      3.44      3.45
   Efficiency:
    Expense to
    Revenue              75.35     97.94     77.03    101.69    109.06

CONTACT:  First Advantage Bancorp
          Earl O. Bradley, III
            931-552-6176
          Patrick C. Greenwell
            931-552-6176